Exhibit 99.4
                                 ------------
                CSC Computational Materials dated March 9, 2005



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
     [OBJECT OMITTED]Countrywide(R)                                                                      Computational Materials for
     ------------------------------                                            Countrywide Asset-Backed Certificates, Series 2005-01
         SECURITIES CORPORATION
 A Countrywide Capital Markets Company
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                 Class AF-1 Available Funds Rate Schedule (1)

------------------------------------------------------------------------------
                                      Available
                                      Funds Rate             Available Funds
         Period                         (%)                       Rate (%)
------------------------          -----------------      ---------------------
                                        (2)                         (3)
           1                           7.516                       7.516
           2                           6.514                       9.000
           3                           6.304                       9.000
           4                           6.514                       9.000
           5                           6.304                       9.000
           6                           6.304                       9.000
           7                           6.514                       9.000
           8                           6.304                       9.000
           9                           6.514                       9.000
           10                          6.304                       9.000
           11                          6.302                       9.000
           12                          6.951                       9.000
           13                          6.279                       9.000
           14                          6.488                       9.000
           15                          6.278                       9.000
           16                          6.488                       9.000
           17                          6.278                       9.000
           18                          6.278                       9.000
           19                          6.488                       9.000
           20                          6.278                       9.000
           21                          6.488                       9.000
           22                          6.278                       9.000
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(1) Subject to those limitations set forth under "Pass-Through Rate" of the attached Computational Materials.
(2) Assumes that 1-Month LIBOR stays at 2.720%, 6-Month LIBOR stays at 3.190%, the collateral is run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the Corridor Contract.
(3) Assumes that 1-Month and 6-Month LIBOR instantaneously increase by 2000 basis points, the collateral is run at the Pricing Prepayment Speed and includes all projected cash proceeds (if any) from the Corridor Contract.
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Recipients must read the information contained in the attached statement on page 2. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Countrywide Securities account representative for another copy. The collateral and other information set forth in the Computational Materials supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.



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